SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

PUBLIC STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUBLIC STORAGE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2004

The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation (the “Company”), will be held at the Sheraton Universal Hotel, 333 Universal Hollywood Drive, Universal City, California, on May 6, 2004, at 1:00 p.m. Los Angeles time, for the following purposes:

1.	To consider and vote upon a proposal to elect ten directors of the Company;

2.	To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

3.	To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record of the Company’s Common Stock and Depositary Shares (“Depositary Shares”) Each Representing 1/1,000 of a Share of Equity Stock, Series A (“Equity Stock”) at the close of business on March 26, 2004 will be entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. Each Depositary Share represents 1/1,000 of a share of Equity Stock, which has been deposited with EquiServe Trust Company, N. A., as Depositary (the “Depositary”).

Please mark your vote on the enclosed proxy/instruction card, then date, sign and promptly mail the proxy/instruction card in the stamped return envelope included with these materials.

Holders of record of Common Stock and Depositary Shares are cordially invited to attend the meeting in person. If a holder of Common Stock and/or Depositary Shares does attend and has already signed and returned the proxy/instruction card, the holder may nevertheless change his or her vote at the meeting, in which case the holder’s proxy/instruction card will be disregarded. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the proxy/instruction card, date, sign and return it.

By Order of the Board of Directors

David Goldberg, Secretary

Glendale, California

April 6, 2004

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 6, 2004

GENERAL

This proxy statement (first mailed to shareholders on or about April 12, 2004) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the “Company”) of proxies for use at the Company’s Annual Meeting of Shareholders to be held at the Sheraton Universal Hotel, 333 Universal Hollywood Drive, Universal City, California at 1:00 p.m. Los Angeles time on May 6, 2004 or at any adjournment or postponement of the meeting. The purposes of the meeting are: (1) to consider and vote upon a proposal to elect ten directors of the Company; (2) to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and (3) to consider such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

QUORUM AND VOTING

Record Date and Quorum

Only holders of record of the Company’s Common Stock and Depositary Shares (“Depositary Shares”) Each Representing 1/1,000 of a Share of Equity Stock, Series A (“Equity Stock”) at the close of business on the record date of March 26, 2004 will be entitled to vote at the meeting, or at any adjournment of the meeting. Each Depositary Share represents 1/1,000 of one share of Equity Stock. The Equity Stock has been deposited with EquiServe Trust Company, N. A., as Depositary (the “Depositary”). On the record date, the Company had 128,328,063 shares of Common Stock issued and outstanding and 8,776,102 Depositary Shares, representing 8,776.102 shares of Equity Stock, issued and outstanding.

The presence at the meeting in person or by proxy of the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Equity Stock, counted together as a single class, is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining whether a quorum exists, but will not affect the outcome of any vote.

Voting of Proxy/Instruction Card

If a proxy/instruction card in the accompanying form is properly executed and is received before the voting, the persons designated as proxies will vote the shares of Common Stock represented thereby, if any, in the manner specified, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner specified. If no specification is made, the persons designated as proxies will vote the shares of Common Stock represented by the proxy/instruction card, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented by the proxy/instruction card, if any, FOR the election as directors of the nominees named below and FOR the approval of proposal (2). If any nominee becomes unavailable to serve before the meeting, the persons designated as proxies and the Depositary will vote for the person, if any, designated by the Board of Directors to replace that nominee. A proxy/instruction card is revocable by delivering a subsequently signed and dated proxy/instruction card or other written notice to the Company or the Depositary at any time before the voting. A proxy/instruction card may also be revoked if the person executing the proxy/instruction card is present at the meeting and chooses to vote in person. A proxy/instruction card will confer discretionary authority to cumulate votes selectively among the nominees as to which authority to vote has not been withheld.

If you participate in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), your proxy/instruction card will also serve as a voting instruction for the trustee of the 401(k) Plan (the “Trustee”) with respect to the amount of shares of Common Stock and/or Depositary Shares credited to your account as of the record date. If you provide voting instructions via your proxy/instruction card with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock in the manner specified and/or the Trustee will instruct the Depositary to vote the Equity Stock underlying those Depositary Shares in the manner specified. If you execute and return the proxy/instruction card without a specific voting instruction with respect to shares in the 401(k) Plan, the Trustee will vote those shares of Common Stock, and will instruct the Depositary to vote the Equity Stock underlying those Depositary Shares, FOR the election as directors of the nominees named below and FOR the approval of proposal (2). If a properly executed proxy/instruction card with respect to shares in the 401(k) Plan is not received by the Trustee, the Trustee will vote those shares of Common Stock at its discretion and/or the Trustee at its discretion will instruct the Depositary with respect to the voting of the Equity Stock underlying those Depositary Shares.

Holders of Common Stock and holders of Equity Stock vote together as one class. With respect to the election of directors, (i) each holder of Common Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the record date and (ii) each holder of Equity Stock is entitled to cast as many votes as there are directors to be elected multiplied by 100 times the number of shares of Equity Stock registered in its name (equivalent to 1/10 the number of Depositary Shares registered in the holder’s name). The holder may cumulate its votes for directors by casting all of its votes for one candidate or by distributing its votes among as many candidates as it chooses. The ten candidates who receive the most votes will be elected directors of the Company. In voting upon proposal (2) and any other proposal that might properly come before the meeting, each outstanding share of Common Stock entitles the holder to one vote and each outstanding share of Equity Stock entitles the holder to 100 votes (equivalent to 1/10 of a vote per Depositary Share). The number of votes required to approve proposal (2) is set forth in the description of the proposal in this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Ten directors, constituting the entire Board of Directors, are to be elected at the annual meeting of shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying proxy/instruction card is properly executed and returned before the voting, the persons designated as proxies and the Trustee will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in the manner indicated on the proxy/instruction card. If any nominee below becomes unavailable to serve before the meeting, the shares of Common Stock and/or the shares of Equity Stock underlying Depositary Shares represented by a proxy/instruction card voted for that nominee, will be voted for the person, if any, designated by the Board of Directors to replace the nominee. However, the Board of Directors has no reason to believe that any nominee will be unavailable.

Required Vote

The election of directors requires a plurality of votes cast. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

The Board recommends you vote FOR the election of all ten nominees for director.

Nominees for Director

The following persons are nominees for director:

Name	Age	Director Since
B. Wayne Hughes	70	1980
Ronald L. Havner, Jr.	46	2002
Harvey Lenkin	67	1991
Robert J. Abernethy	64	1980
Dann V. Angeloff	68	1980
William C. Baker	70	1991
John T. Evans	65	2003
Uri P. Harkham	55	1993
B. Wayne Hughes, Jr.	44	1998
Daniel C. Staton	51	1999

B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of the Board and sole Chief Executive Officer. Mr. Hughes retired as Chief Executive Officer in November 2002 and remains Chairman of the Board. He was Chairman of the Board and Chief Executive Officer from 1990 until March 1998 of Public Storage Properties XI, Inc., which was renamed PS Business Parks, Inc. (“PSB”), an affiliated REIT. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of 18 affiliated REITs that were merged into the Company between September 1994 and May 1998 (collectively, the “Merged Public Storage REITs”). Mr. Hughes has been active in the real estate investment field for over 30 years. He is the father of B. Wayne Hughes, Jr., a member of the Company’s Board

Ronald L. Havner, Jr. was elected Vice-Chairman, Chief Executive Officer and a director of the Company in November 2002. Mr. Havner has been Chairman of PSB from March 1998 to the present, Chief Executive Officer of PSB from March 1998 until August 2003 and President of PSB from March 1998 to September 2002. From December 1996 until March 1998, he was Chairman, President and Chief Executive Officer of American Office Park Properties, Inc., a predecessor of PSB. He was Senior Vice President and Chief Financial Officer of the Company and Vice President of PSB and certain other REITs affiliated with the Company from November 1991 until December 1996. Mr. Havner became an officer of the Company in 1986, prior to which he was in the audit practice of Arthur Andersen & Company. He is a member of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and the Urban Land Institute (ULI) and a director of PSB, Business Machine Security, Inc. and The Mobile Storage Group.

Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin has been employed by the Company or its predecessor for over 25 years. He has been a director of PSB since March 1998 and was President of PSB from 1990 until March 1998. Mr. Lenkin was President of the Merged Public Storage REITs from 1989-90 until the respective dates of merger and was also a director of one of those REITs, Storage Properties, Inc. (“SPI”), from 1989 until June 1996. He is a director of Paladin Realty Income Properties I, Inc. and a member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

Robert J. Abernethy, Chairman of the Audit Committee and a member of the Compensation Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy was controller of a division of Hughes Aircraft from 1972 to 1974. He has been a director of the Company since its organization. He is a member of the board of trustees of Johns Hopkins University, a director of the Los Angeles Music Center, a member of the Board of Overseers of the Los Angeles Philharmonic, a trustee of Loyola Marymount

University, a director of the Pacific Council on International Policy, a director of the Atlantic Council, a member of the Council on Foreign Relations and a former California Transportation Commissioner. Mr. Abernethy is a former member of the board of directors of the Los Angeles County Metropolitan Transportation Authority and of the Metropolitan Water District of Southern California, a former member of the California State Board of Education, a former member of the California State Arts Council, a former Planning Commissioner, a former Telecommunications Commissioner and the former Vice-Chairman of the Economic Development Commission of the City of Los Angeles. He received an M.B.A. from the Harvard University Graduate School of Business.

Dann V. Angeloff, Chairman of the Nominating/Corporate Governance Committee and a member of the Compensation Committee, has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. Mr. Angeloff is the general partner of a limited partnership that in 1974 purchased a mini-warehouse operated by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of Bjurman, Barry Fund, Inc., Nicholas/Applegate Fund, ReadyPac Produce, Inc., Retirement Capital Group and Soft Brands, Inc. He was a director of SPI from 1989 until June 1996.

William C. Baker, a member of the Audit Committee and the Nominating/Corporate Governance Committee, became a director of the Company in November 1991. Mr. Baker is a private investor. From August 1998 through April 2000, he was President and Treasurer of Meditrust Operating Company, a real estate investment trust. From April 1996 to December 1998, Mr. Baker was Chief Executive Officer of Santa Anita Companies, which then operated the Santa Anita Racetrack. From April 1993 through May 1995, he was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. From January 1992 through December 1995, Mr. Baker was Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. From 1991 to 1999, he was Chairman of the Board of Coast Newport Properties, a real estate brokerage company. From 1976 to 1988, Mr. Baker was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. He is a director of Callaway Golf Company, La Quinta, Inc. and California Pizza Kitchen.

John T. Evans, a member of the Audit Committee, became a director of the Company in August 2003. Mr. Evans has been a partner in the law firm of Osler, Hoskin & Harcourt LLP, Toronto, Canada from April 1993 to the present and in the law firm of Blake, Cassels & Graydon LLP, Toronto, Canada from April 1966 to April 1993. Mr. Evans specializes in business law matters, securities, restructurings, mergers and acquisitions and advising on corporate governance. Mr. Evans is a director of Cara Operations Inc. and Kubota Metal Corporation. Until August 2003, Mr. Evans was a director of Canadian Mine-Warehouse Properties Ltd., a Canadian corporation owned by B. Wayne Hughes and members of his family.

Uri P. Harkham, a member of the Compensation Committee, became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women’s clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles.

B. Wayne Hughes, Jr. became a director of the Company in January 1998. He was employed by the Company from 1989 to 2002 serving as Vice President—Acquisitions of the Company from 1992 to 2002. Mr. Hughes, Jr. is the president of Sweet Blessings LLC, a firm that manufactures and distributes sweets. He is the son of B. Wayne Hughes.

Daniel C. Staton, Chairman of the Compensation Committee and a member of the Audit Committee and of the Nominating/Corporate Governance Committee, became a director of the Company in March 1999 in connection with the merger of Storage Trust Realty, a real estate investment trust, with the Company. Mr. Staton was Chairman of the Board of Trustees of Storage Trust Realty from February 1998 until March 1999 and a Trustee of Storage Trust Realty from November 1994 until March 1999. He is President of Walnut Capital Partners, an investment and venture capital company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997 and a director of Duke Realty Investments, Inc. from 1993 until August 1999. From 1981 to 1993, Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Prior to joining Duke Associates in 1981, he was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. From 1986 to 1988, Mr. Staton served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks.

Directors and Committee Meetings

During 2003, the Board of Directors held five meetings (and acted twice by unanimous written consent), the Audit Committee held five meetings, the Nominating/Corporate Governance Committee held four meetings, and the Compensation Committee held two meetings. During 2003, each of the directors, except for B. Wayne Hughes, Jr., attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served. Directors are encouraged to attend annual meetings of shareholders. All but two of the directors attended the last annual meeting of shareholders.

Robert J. Abernethy (chairman), William C. Baker, John T. Evans and Daniel C. Staton comprise the Audit Committee. The primary functions of the Audit Committee include to retain and meet with the Company’s outside auditors, to approve all audit engagement fees and terms, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to oversee the Company’s accounting and financial reporting policies, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors and to approve all audit services and non-audit services to be provided to the Company by its outside auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A. This charter was modified by the Board of Directors in November 2002 to take into account the Sarbanes-Oxley Act of 2002, the rules proposed and adopted by the Securities and Exchange Commission and the New York Stock Exchange.

In 2003, the Board of Directors appointed a Compensation Committee that consists of Daniel C. Staton (chairman), Robert J. Abernethy, Dann V. Angeloff and Uri P. Harkham and a Nominating/Corporate Governance Committee that consists of Dann V. Angeloff (chairman), William C. Baker and Daniel C. Staton. The primary functions of the Compensation Committee are to determine, either as a committee or together with other independent directors, the compensation of the Company’s chief executive officer, to make recommendations to the Board as to the compensation of other executive officers and to administer the Company’s stock option and incentive plans. The primary functions of the Nominating/Corporate Governance Committee are to evaluate and make recommendations to the Board director nominees for each annual shareholder meeting or to fill any vacancy on the Board and to develop a set of corporate governance principles applicable to the Company.

Until March 2003, executive officers received grants of awards under the stock option and incentive plans with the approval of the Executive Equity Awards Committee. After March 2003, the Compensation Committee assumed the functions of the Executive Equity Awards Committee.

The Board of Directors determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee qualifies as independent under the rules proposed and adopted by the New York Stock Exchange. In arriving at this conclusion the Board considered Dann V. Angeloff’s relationships with the Company. Mr. Angeloff is the President of the Angeloff Company, a corporate financial advisory firm that has rendered financial advisory and securities brokerage services for the Company. The Angeloff Company is no longer rendering services for the Company. Mr. Angeloff continues as the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which, until November 2003, secured a note owned by the Company. Based on the size of Mr. Angeloff’s interest in the partnership (20%), the amount of property management fees paid by the limited partnership to the Company (less than $50,000 per year) and the circumstances of the Company’s acquisition of the note (purchase from a third party), the Board determined that Mr. Angeloff’s relationships with the Company are not material.

The Board of Directors determined that the Chairman of the Audit Committee, Robert J. Abernethy, qualifies as an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission.

The Company’s non-management directors meet without the presence of management. These meetings are held on a regular basis and at the request of any non-management director. The position of presiding director of these sessions rotates among the chairs of the standing committees of the Board.

In March 2003, the Board of Directors adopted a code of ethics for its senior financial officers. The code covers those persons serving as the Company’s principal executive officer, principal financial officer and principal accounting officer, currently Ronald L. Havner, Jr. and John Reyes.

The charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee and the Company’s code of ethics and corporate governance guidelines are available on the Company’s website, www.publicstorage.com.

Consideration of Candidates for Director

Shareholder recommendations. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted shareholder recommendations of candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” Under this policy, shareholder recommendations may only be submitted by shareholders who would be entitled to submit shareholder proposals under the SEC rules. In evaluating recommendations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the candidate’s name and qualifications for Board membership, including the information required under Regulation 14A under the Securities and Exchange Act of 1934, and should be addressed to:

Corporate Secretary

Public Storage Inc.

701 Western Avenue

Glendale, California 91201

Recommendations should be submitted in the time frame described under “Deadlines for Receipt of Shareholder Proposals for Consideration at 2005 Annual Meeting”.

Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating/Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted shareholder recommendations of candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

There is one nominee for election to the Board this year who was not elected to the Board at last year’s annual meting of shareholders. In August 2003, the Board elected John T. Evans to the Board. The Company’s Chief Executive Officer recommended Mr. Evans to the Nominating/Corporate Governance Committee. After considering other candidates recommended by other directors and conducting due diligence on Mr. Evans and deliberation, the Committee recommended that the Board elect Mr. Evans as a director.

Communications with the Board of Directors.

Shareholders may communicate with the Board of Directors. Any shareholder communications to the Board should be addressed to:

Corporate Secretary

Public Storage Inc.

701 Western Avenue

Glendale, California 91201

Communications that are intended for a specified individual director should be addressed to that director c/o Corporate Secretary at the above address.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock (“Common Shares”) or the Depositary Shares:

	Common Shares Beneficially Owned		Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A Beneficially Owned
Name and Address	Number of Shares	Percent of Class	Number of Shares	Percent of Class
B. Wayne Hughes (1)	20,451,663	16.0%	55,064.6%
B. Wayne Hughes, Jr. (1)	4,385,173	3.4%	35,760.4%
Tamara Hughes Gustavson (1)	21,232,263	16.6%	1,197,839	13.6%
B. Wayne Hughes, Jr. and Tamara Hughes Gustavson (1)	11,348	—	43	—

Total	46,080,447	35.9%	1,288,643	14.7%
701 Western Avenue Glendale, California 91201

Stichting Pensionfonds ABP Oude Lindestraat 70 Postbus 2889 640 DL Heerlen The Kingdom of the Netherlands(2)	7,111,550	5.5%	(4)	(4)

Cohen Steers Capital Management, Inc. 757 Third Avenue New York, New York 10017 (3)	(4)	(4)	826,200	9.4%

(1)	This information is as of March 15, 2003. B. Wayne Hughes, B. Wayne Hughes, Jr. and Tamara Hughes Gustavson have filed joint Schedule 13Ds reporting their collective ownership of Common Shares and Depositary Shares and may constitute a “group” within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934, although each of these persons disclaims beneficial ownership of the shares owned by the others. Does not include a total of 915,314 shares owned by Public Storage Properties IV, Ltd. and Public Storage Properties V, Ltd. as to which Mr. Hughes disclaims beneficial interest. The Company and Mr. Hughes are general partners of these limited partnerships. The Company has voting and investment power with respect to the shares owned by these limited partnerships.

(2)	This information is as of December 31, 2003 (except that the percent shown is based on the Common Shares outstanding at March 15 2004) and is based on a Schedule 13G filed on February 6, 2004 by Stichting Pensionfonds ABP. The Schedule 13G does not designate the nature of the filer.

(3)	This information is as of December 31, 2003 (except that the percent shown is based on the Depositary Shares outstanding at March 15, 2004) and is based on a Schedule 13G filed on February 17, 2004 by Cohen & Steers Capital Management, Inc. (“CSCM”), an investment adviser registered under the Investment Advisers Act of 1940. CSCM reports in this Schedule 13G that it has sole voting power of 802,400 Depositary Shares and sole dispositive power of 826,200 Depositary Shares.

(4)	Less than 5%.

Security Ownership of Management

The following table sets forth information as of February 28, 2004 concerning the beneficial ownership of the Common Shares and the Depositary Shares of each director of the Company, the Company’s Chief Executive Officer, the other four most highly compensated persons who were executive officers of the Company on December 31, 2003 and all directors and executive officers as a group:

	Common Shares: Beneficially Owned(1) Shares Subject to Options(2)			Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A Beneficially Owned
Name	Number of Shares		Percent	Number of Shares		Percent
B. Wayne Hughes	20,451,663		16.0%	55,064.6%

Ronald L. Havner, Jr.	28,573		*	301		*
	98,333	(2)	.1%

	126,906		*

Harvey Lenkin	120,135	(3)	*	3,716	(3)	*
	200,000	(2)	.2%

	320,135.3%

Marvin M. Lotz	79,187		*	5,627		*
	105,000	(2)	.1%

	184,187.2%

Robert J. Abernethy	66,568		*	2,108		*
	19,999	(2)	*

	86,567		*

Dann V. Angeloff	58,500	(4)	*	17,500		—
	14,999	(2)	*

	73,499		*

William C. Baker	20,000		*	455		*
	19,999	(2)	*

	39,999		*

John T. Evans	600		—	—		—
	—		—

	600		—

Uri P. Harkham	51,586		*	3,402		*
	11,666	(2)	*

	63,252		*

B. Wayne Hughes, Jr.	4,396,521	(5)	3.5%	35,760	(5)	.4%

Daniel C. Staton	1,458		*	47		*
	30,239	(2)	*

	31,697		*

John Reyes	24,567		*	1,710		*
	292,000	(2)	.2%

	316,567.2%

John S. Baumann	—		—			*
	—		—

	—		—

All Directors and Executive	25,299,358	(1)(3)(4)(5)(6)		125,690	(1)(3)(5)(6)
Officers as a Group			19.7%			1.4%
(13 persons)	792,235	(2)	.6%

	26,091,593		20.3%

*	Less than 0.1%

(1)	Represents Common Shares or Depositary Shares, as applicable, beneficially owned as of February 28, 2004. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan.

(2)	Represents options exercisable within 60 days of February 28, 2004 to purchase Common Shares.

(3)	Includes 3,250 Common Shares held of record or beneficially by Mr. Lenkin’s spouse or a son as to which each has investment power.

Includes 555 Depositary Shares held of record or beneficially by Mr. Lenkin’s spouse or a son as to which each has investment power.

(4)	Includes 2,000 Common Shares held by Mr. Angeloff’s spouse as to which she has investment power.

(5)	Includes 44,159 Common Shares, held of record or beneficially by Mr. Hughes, Jr.’s spouse or her children as to which she has investment power and 11,348 Common Shares held jointly by Mr. Hughes, Jr. and Ms. Hughes Gustavson as to which they share investment power.

Includes 1,371 Depositary Shares held of record or beneficially by Mr. Hughes, Jr.’s spouse or her children as to which she has investment power and 43 Depositary Shares held jointly by Mr. Hughes, Jr. and Ms. Hughes Gustavson as to which they share investment power.

(6)	Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of any registered class of the Company’s equity securities to file with the Securities and Exchange Commission (“SEC”) initial reports (on Form 3) of ownership of the Company’s equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to reports filed during the fiscal year ended December 31, 2003, Harvey Lenkin, President and a director of the Company, failed timely to report on Form 4 five purchases on one date involving a total of 248 Depositary Shares.

COMPENSATION

Compensation of Executive Officers

The following table sets forth certain information concerning the annual and long-term compensation paid to the Company’s Chairman of the Board, the Company’s Chief Executive Officer, and the four other most highly compensated persons who were executive officers of the Company on December 31, 2003 (the “Named Executive Officers”) for 2003, 2002 and 2001.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation (1)		Securities Underlying Options (#)	All Other Compensation (2)
B. Wayne Hughes Chairman of the Board	2003 2002 2001	$60,000 60,000 60,000	(3) (3) (3)	— — —	$24,600 23,900 19,300		— — —	$1,800 1,800 1,800

Ronald L. Havner, Jr. (4) Vice-Chairman of the Board and Chief Executive Officer	2003 2002	313,800 57,500		$500,000 100,000	(6 25,200)		— 250,000	6,000 4,725

Harvey Lenkin (5) President	2003 2002 2001	407,500 265,000 265,000	(3)	(3 159,500 150,500)	(6 (6 (6	) ) )	— — —	6,000 6,000 5,100

Marvin M. Lotz(7) Senior Vice President	2003 2002 2001	285,000 285,000 285,500		200,500 200,500 199,500	(6 (6 (6	) ) )	— — —	6,000 6,000 5,100

John Reyes Senior Vice President and Chief Financial Officer	2003 2002 2001	238,800 200,000 200,000		250,500 175,500 155,500	(6 (6 (6	) ) )	— — —	6,000 6,000 5,100

John S. Baumann Senior Vice President and Chief Legal Officer	2003	105,800	(8)	70,000	(6)		60,000	—

(1)	Other Annual Compensation consists solely of use of a company car or a car allowance.

(2)	All Other Compensation consists solely of employer contributions to the 401(k) Plan.

(3)	See “Employment Agreements and Termination Payments” below.

(4)	Mr. Havner succeeded Mr. Hughes as Chief Executive Officer in November 2002. Mr. Hughes continues as Chairman of the Board. Compensation to Mr. Havner in this table does not include compensation paid to Mr. Havner by PSB as Chief Executive Officer of PSB until August 2003.

(5)	Does not include directors’ fees from PSB received by Mr. Lenkin until July 2003.

(6)	Value did not exceed 10% of the annual salary and bonus of the individual for the years indicated.

(7)	Mr. Lotz terminated his employment with the Company in March 2004. See “Employment Agreements and Termination Payments.”

(8)	For the period June 30, 2003 through December 31, 2003.

The following table sets forth certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers during 2003.

Option Grants in Last Fiscal Year

Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name					5%	10%
John S. Baumann	60,000	22%	$33.87	6/30/13	$1,120,000	$2,760,000

All options granted in 2003 become exercisable in five equal installments beginning on the first anniversary of the date of grant and have a term of ten years.

The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
B. Wayne Hughes	—	—	—	—	—	—

Ronald L. Havner, Jr.	—	—	98,333	166,667	$1,385,221	$2,215,004

Harvey Lenkin	142,000	$2,549,690	200,000	—	4,055,500	—

Marvin M. Lotz	205,334	2,374,870	105,000	—	1,899,868	—

John Reyes	43,000	1,059,714	292,000	—	5,618,005	—

John S. Baumann	—	—	—	60,000	—	571,200

(1)	Based on closing price of $43.39 per share of Common Stock on December 31, 2003, as reported by the New York Stock Exchange. On April 6, 2004, the closing price per share of Common Stock as reported by the New York Stock Exchange was $44.38.

Compensation of Directors

Each of the Company’s directors, other than B. Wayne Hughes, Ronald L. Havner, Jr., and Harvey Lenkin, receives director’s fees of $30,000 per year. In addition, each member of the Audit, Compensation and Nominating/Corporate Governance Committees receives $5,000 per year with the chairman receiving an additional $2,500 per year. The policy of the Company is to reimburse directors for reasonable expenses. Under the 2001 Stock Option and Incentive Plan, each director who is not an officer or employee of the Company (“Outside Director”) is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year.

During 2003, William C. Baker received $25,000 for services as chairman of a special committee in connection with the inquiry by the independent directors described below under “Certain Relationships and Related Transactions and Legal Proceedings-Legal Proceedings.”

Employment Agreements and Termination Payments

B. Wayne Hughes, the Chairman of the Board and former Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the merger of Public Storage Management, Inc. into the Company. This agreement was for a term of five years (which ended in November 2000) and provided for annual compensation of $60,000. Mr. Hughes has continued to be compensated in accordance with this agreement. In March 2004, Mr. Hughes entered into a consulting agreement with the Company that provides, among other terms, (1) Mr. Hughes will be available for up to 50 partial days a year for consulting services, (2) Mr. Hughes will continue to receive compensation of $60,000 per year and the use of a car, (3) the Company will continue to provide Mr. Hughes with an executive assistant and office at the Company’s headquarters and (4) a term that expires on December 31, 2013. The agreement was approved by the Compensation Committee and by the Company’s disinterested directors.

In August 2003, Harvey Lenkin entered into an employment agreement with the Company that provides, among other terms, (1) Mr. Lenkin will continue to serve as President and Chief Operating Officer of the Company until he retires on June 30, 2005, (2) effective July 1, 2003, Mr. Lenkin is compensated at a rate of $550,000 per year, (3) in the event of Mr. Lenkin’s total disability or death, he or his estate will continue to receive payments at the rate set forth above and (4) the Company may only terminate the agreement for “cause” (as defined in the agreement). The Agreement was approved by the Compensation Committee and by the Board of Directors (with Mr. Lenkin not participating).

In March 2004, Marvin M. Lotz, who had been employed by the Company since 1983, terminated his employment with the Company. The Company paid Mr. Lotz $600,000. This payment was approved by the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In March 2003, the Board of Directors appointed a Compensation Committee consisting of Daniel C. Staton (chairman), Robert J. Abernethy, Dann V. Angeloff and Uri P. Harkham. None of these directors is or has ever been an employee of the Company. No executive officer of the Company serves on the compensation committee or board of directors of any other entity which has an executive officer who also serves on the Compensation Committee or Board of Directors of the Company.

Messrs. Hughes, Havner, Lenkin and Hughes, Jr., who are or were officers of the Company, are members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND LEGAL PROCEEDINGS

Development Joint Venture with Affiliate

In November 1999, the Company, through two wholly owned entities, PS Pennsylvania Trust and PS Texas Holdings, Ltd. (collectively, “PSA”), formed a joint venture (the “Development JV”) that developed and owns approximately $109 million of mini-warehouses and $100 million of shares of the Company’s Equity Stock, Series AAA. At December 31, 2003, the Development JV also owned 422,700 shares of the Company’s Common Stock. The partners of the Development JV are PSA and a limited liability company (the “Investor LLC”). The members of the Investor LLC are a state pension plan (the “Investor”) and B. Wayne Hughes. The Development JV was capitalized with approximately $202 million; PSA contributed approximately $104 million and has a 51% ownership interest and the Investor LLC contributed approximately $98 million and has a 49% ownership interest. The term of the Development JV is 15 years. The Investor LLC has the right at the end of the sixth year to cause an early termination of the Development JV. Operating cash flow (as defined) from the Development JV is distributed as follows: (1) during the first through sixth years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment and (b) then, 100% to be reinvested by the Development JV; and (2) during the seventh through the 15th years of the Development JV, (a) 100% to the Investor LLC until the Investor LLC has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years, (b) then, 100% to PSA until PSA has received cumulative distributions equal to a 10% compounded return on its investment as determined through the first six years and (c) then, 49% to the Investor LLC and 51% to PSA. During 2003, distributions from the Development JV to the Investor LLC totaled $9.9 million. Of the total capitalization of the Investor LLC of approximately $98 million, Mr. Hughes contributed approximately $64.1 million and the balance was contributed by the Investor. Operating cash flow (as defined) from the Investor LLC is distributed as follows: (1) 100% to Mr. Hughes until he has received cumulative distributions equal to a 7.9972% compounded annual return on his unreturned investment and (2) then, 99% to the Investor and 1% to Mr. Hughes (his 1% interest is estimated to be less than $50,000 per year). If the Investor LLC does not elect to cause an early termination, Mr. Hughes’ 1% interest can increase to up to 10%. During 2003, distributions from the Investor LLC to the Investor and to Mr. Hughes were $4.6 million and $5.1 million respectively. Mr. Hughes invested in the Investor LLC at the request of the Investor, and the transaction was approved by the Company’s disinterested directors based on advice from a financial advisor. Mr. Hughes also has an indirect interest in the Development JV through his family’s ownership of approximately 36% of the Common Stock of the Company.

Loan to PSB

In December 2003, the Company loaned a total of $100 million to PSB for property acquisitions. The loan bore interest at 1.4% per year and was approved by the Company’s disinterested directors. The Company owns approximately 25% of PSB’s common stock (approximately 44% upon conversion of units owned by the Company in PSB’s operating partnership). Mr. Havner is PSB’s chairman of the board (and chief executive officer until August 2003), and Mr. Lenkin is a director of PSB.

Management Agreement with PSB

PSB operates certain commercial facilities for PSI and its affiliated partnerships under a management agreement for a fee of 5% of the facilities’ gross revenues. During 2003, PSI and its affiliated partnerships paid PSB $581,000 in management fees.

Cost Sharing Arrangements with PSB

Under a cost sharing and administration services agreement, PSB shares the cost of certain administrative services with PSI. During 2003, PSB’s share of these costs totaled $335,000.

STOR-Re Mutual Insurance Corporation, a captive insurance company controlled by PSI, provides limited property and liability insurance coverage to PSB, as well as to PSI. PSI and PSB also use unaffiliated insurance carriers to provide property and liability insurance coverage in excess of STOR-Re’s limitations.

Relationships and Transactions with the Hughes Family

B. Wayne Hughes and his family have ownership interests in, and operate, approximately 38 mini-warehouses in Canada under the name “Public Storage” pursuant to a license agreement with the Company. The Company does not own any interests in these properties nor does it own any properties in Canada. The Company has a right of first refusal to acquire the stock or assets of the corporation engaged in the operation of the 38 self-storage facilities in Canada (“PS Canada”) if the Hughes family or the corporation agrees to sell them. However, the Company has no interest in the operations of this corporation, has no right to acquire this stock or assets unless the Hughes family decides to sell, and receives no benefit from the profits and increases in value of the Canadian properties.

Company personnel have been engaged in the supervision and the operation of these 38 properties and have provided certain administrative services for the Canadian owners, and certain other services, primarily tax services, with respect to certain other Hughes family interests. The Hughes family and the Canadian owners have reimbursed the Company at cost for these services (U.S. $542,500 in respect of the Canadian operations and U.S. $151,100 for other services during 2003). There have been conflicts of interest in allocating the time of Company personnel between Company properties, the Canadian properties, and certain other Hughes family interests. The sharing of Company personnel with the Canadian entities was substantially eliminated by December 31, 2003.

PS Canada has a 2.2% interest in STOR-Re Mutual Insurance Corporation (“STOR-Re”), which was formed in 1994 as an association captive insurance company and is controlled by the Company. STOR-Re and third party insurance carriers have provided PS Canada and the Company and its affiliates with liability and casualty insurance coverage. During 2003, STOR-Re billed PS Canada approximately U.S. $133,000 in premiums and billed PS Canada an additional approximately U.S. $100,000 to reimburse STOR-Re for PS Canada’s share of premiums paid by STOR-Re to third party insurance carriers. PS Canada is securing its own liability and casualty insurance covering occurrences after April 1, 2004. For occurrences before April 1, 2004, STOR-Re will continue to provide PS Canada with liability and casualty insurance coverage consistent with prior practice.

PSI Insurance Company, Ltd. (“PSIC”), which was acquired by the Company from Mr. Hughes and his family in December 2001, continues to reinsure risks relating to loss of goods stored by tenants in mini-warehouses owned and/or operated by the Company and by PS Canada.

Legal Proceedings

In November 2002, a shareholder of the Company made a demand on the Board of Directors that challenged the fairness of the Company’s acquisition of PS Insurance Company, Ltd. (“PSIC”) and demanded that the Board recover the profits earned by PSIC from November 1995 through December 2001 and that the entire purchase price paid by the Company for PSIC in excess of PSIC’s net assets be returned to the Company.

The contract to acquire PSIC was approved by the independent directors of the Company in March 2001 and the transaction closed in December 2001. PSIC was formerly owned by B. Wayne Hughes, currently the Chairman of the Board (and in 2001 also the Chief Executive Officer) of the Company, B. Wayne Hughes, Jr., currently a director (and in 2001 also an officer) of the Company and Tamara H. Gustavson (Mr. Hughes’ daughter), who in 2001 was an officer of the Company. In exchange for the Hughes family’s shares in PSIC, the Company issued to them 1,439,765 shares of Common Stock (or a net of 1,138,733 shares, after taking into account 301,032 shares held by PSIC).

In December 2002, the Board held a special meeting to authorize an inquiry by its independent directors to review the fairness to the Company’s shareholders of its acquisition of PSIC and the ability of the Company to have started its own tenant reinsurance business in 1995. The Company believes that, prior to the effectiveness in 2001 of the federal REIT Modernization Act and corresponding California legislation that authorized the creation and ownership of “taxable REIT subsidiaries,” the ownership by the Company of a reinsurance business relating to its tenants could have jeopardized the Company’s status as a REIT and that other REITs faced similar concerns about tenant insurance programs.

In June 2003, the Hughes family filed a complaint for declaratory relief relating to the Company’s acquisition of PSIC naming the Company as defendant entitled Gustavson et al. v. Public Storage, Inc. (Filed June 2003) (Superior Court-Los Angeles County). The Hughes family is seeking that the court make (i) a binding declaration that the Company either is not entitled to recover profits earned by PSIC from November 1995 through December 2001; or alternatively the amounts that the Hughes family should be ordered to surrender to the Company if the court determines that the Company is entitled to recover these profits; and (ii) a binding declaration either that the Company cannot establish that the acquisition agreement was not just and reasonable as to the Company at the time it was approved; or alternatively the amount that the Hughes family should pay the Company, if the court determines that the agreement was not just and reasonable to the Company at that time. The Hughes family is not seeking any payments from the Company. In the event of a determination that the Hughes family is obligated to pay certain amounts to the Company, the complaint states that they have agreed to be bound by that determination.

In July 2003, the Company filed an answer to the Hughes family’s complaint requesting a final judicial determination of the Company’s rights of recovery against the Hughes family in respect of PSIC. In September 2003, by order of the Superior Court, Malcolm Lucas, former Chief Justice of the California Supreme Court, was appointed to try the case. Discovery is proceeding, and it is expected that in mid-2004 Mr. Lucas will set a trial date for the matter. The Company believes that the lawsuit by the Hughes family will ultimately resolve matters relating to PSIC and will not have any financially adverse effect on the Company (other than the costs and other expenses relating to the lawsuit).

Prepayment of Note

Dann V. Angeloff is the general partner of a limited partnership that in 1974 purchased a mini-warehouse operated by the Company and which secured a note owned by the Company. During 2003, the limited partnership paid the Company $40,600 for property management fees. The note had an interest rate of 9% per year, a scheduled maturity date of December 2007 and a remaining outstanding principal balance of approximately $454,000. In November, 2003, with the consent of the Company, the limited partnership prepaid the note and paid a prepayment fee of $50,700. The prepayment was approved by the Board of Directors (with Mr. Angeloff not participating).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company pays its executive officers compensation deemed appropriate in view of the nature of the Company’s business, the performance of individual executive officers, and the Company’s objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders’ investment in the Company. To those ends, the Company’s compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock under the 2001 Stock Option and Incentive Plan (the “2001 Plan”).

Cash Compensation. Base salary levels are based generally on market compensation rates and each individual’s role in the Company. The Company determines market compensation rates by reviewing public disclosures of compensation paid to executive officers by other REITs of comparable size and market capitalization. Some of the REITs whose executive compensation the Company considered in establishing the compensation it pays to executive officers are included in the NAREIT Equity Index referred to below under the caption “Stock Price Performance Graph.” Generally, the Company seeks to compensate its executives at levels consistent with the middle of the range of amounts paid by REITs deemed comparable by the Company. Individual salaries may vary based on the experience and contribution to overall corporate performance by a particular executive officer.

The compensation of the Company’s Chief Executive Officer, Ronald L. Havner, Jr., was determined to be appropriate based on a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company.

The Company bases its payment of annual bonuses on corporate, business unit and individual performance. In establishing individual bonuses, the Company takes into account the Company’s overall profitability, the Company’s internal revenue growth, the Company’s revenue growth due to acquisitions, and the executive officer’s contribution to the Company’s growth and profitability. Mr. Havner’s bonus for 2003 reflected the target set when he was elected Chief Executive Officer in November 2002 and was determined to be appropriate based on (1) a review of total compensation paid to the chief executive officers of other REITs deemed comparable by the Company, (2) the increase in the Company’s FFO per share, (3) the increases in the rental income, move-in activity and occupancy level of the Company’s same store properties, (4) the increases in profitability of the Company’s ancillary activities and the Pickup and Delivery operations, (5) the improvement in the Company’s ratio of earnings to fixed charges and (6) the increase in the price of the Company’s Common Stock.

Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company’s performance by having an ongoing stake in the success of the Company’s business. The Company seeks to create this incentive by granting to appropriate executive officers stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that options are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company’s employ for a period of years. In connection with the hiring of an executive officer in June 2003, he was awarded 60,000 stock options under the 2001 Plan. During 2003, the Company did not grant any options to any of the other named executive officers.

The 2001 Plan also authorizes the Company to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company’s objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders. The Company did not grant any shares of restricted stock during 2003, although the Company intends to make awards of restricted stock units to its executive officers as another form of executive compensation.

COMPENSATION COMMITTEE

Daniel C. Staton (Chairman)

Robert J. Abernethy

Dann V. Angeloff

Uri P. Harkham

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares the yearly change in the Company’s cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 2003 to the cumulative total return of the Standard and Poor’s 500 Stock Index (“S&P 500 Index”) and the National Association of Real Estate Investment Trusts Equity Index (“NAREIT Equity Index”) for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return

Public Storage, Inc., S&P 500 Index and NAREIT Equity Index

December 31, 1998—December 31, 2003

AUDIT COMMITTEE REPORT

The Board of Directors believes that each of the four directors comprising the Audit Committee of the Board of Directors of the Company qualifies as independent under the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors in May 2000 and amended and restated in November 2002 (Exhibit A). The members of the Audit Committee are Robert J. Abernethy (chairman), William C. Baker, John T. Evans and Daniel C. Staton. Under authority granted by the Board of Directors, the Audit Committee appoints the Company’s independent auditors and approves the audit and non-audit services furnished by the Company’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met with management and the independent auditors and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In addition, the Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

Based on the foregoing and the Audit Committee’s discussions with management and the independent auditors, the representation of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert J. Abernethy (Chairman)

William C. Baker

John T. Evans

Daniel C. Staton

PROPOSAL NO. 2

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors, under authority granted by the Board of Directors, has appointed Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2004.

The Company’s bylaws do not require that shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. The Company is asking its shareholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

It is anticipated that representatives of Ernst & Young LLP, which has acted as the independent auditors for the Company since the Company’s organization in 1980, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

Fees Billed to the Company by Ernst & Young LLP for 2002 and 2003

Audit Fees:

Audit fees billed (or expected to be billed) to the Company by Ernst & Young LLP for the audit of the Company’s annual financial statements, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements and securities offerings totaled $360,400 for 2002 and $369,400 in 2003.

Tax Fees:

Tax fees billed (or expected to be billed) to the Company by Ernst & Young LLP for tax services (primarily federal and state income tax return preparation) totaled $590,200 in 2002 and $615,700 in 2003.

Audit Related Fees and Other Fees:

During 2002 and 2003 Ernst & Young LLP did not bill the Company for audit related services or any other services, except audit services and tax services.

The Audit Committee of the Company pre-approves all services performed by Ernst & Young LLP, including those listed above. At this time the Audit Committee has not delegated pre-approval authority to any member or members of the Audit Committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires approval by a majority of the votes represented at the meeting and entitled to vote. For these purposes, an abstention or broker non-vote will not be treated as a vote cast.

The Board of Directors recommends you vote FOR this proposal.

ANNUAL REPORT

The Company has filed, for its fiscal year ended December 31, 2003, an Annual Report on Form 10-K with the Securities and Exchange Commission, together with applicable financial statements and schedules thereto. The Company will furnish, without charge, upon written request of any shareholder as of March 26, 2004, who represents in such request that he or she was the record or beneficial owner of the Company’s shares on that date, a copy of the Annual Report together with the financial statements and any schedules thereto. Upon written request and payment of a copying charge of 15 cents per page, the Company will also furnish to any shareholder a copy of the exhibits to the Annual Report. Requests should be addressed to: David Goldberg, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

EXPENSES OF SOLICITATION

The Company will pay the cost of soliciting proxy/instruction cards. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of proxy/instruction cards by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company’s stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of proxy/instruction cards, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company estimated at $25,000.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR

CONSIDERATION AT 2005 ANNUAL MEETING

Any proposal that a holder of Common Stock or Depositary Shares wishes to submit for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders (“2005 Proxy Statement”) pursuant to Securities and Exchange Commission Rule 14a-8 must be received by the Company no later than December 14, 2004. In addition, notice of any proposal that a holder of Common Stock or Depositary Shares wishes to propose for consideration at the 2005 Annual Meeting of Shareholders, but does not seek to include in the Company’s 2005 Proxy Statement pursuant to Rule 14a-8, must be delivered to the Company no later than February 27, 2005 if the proposing holder of Common Stock or Depositary Shares wishes for the Company to describe the nature of the proposal in its 2005 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2005 Annual Meeting of Shareholders should be addressed to: David Goldberg, Secretary, Public Storage, Inc., 701 Western Avenue, Glendale, California 91201-2349.

OTHER MATTERS

The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies in the accompanying proxy/instruction card and the Trustee will vote the shares of Common Stock represented thereby, if any, and the Depositary will vote the Equity Stock underlying the Depositary Shares represented thereby, if any, in accordance with their best judgment on such matters.

You are urged to vote the accompanying proxy/instruction card and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By Order of the Board of Directors

DAVID GOLDBERG, Secretary

Glendale, California

April 6, 2004

Exhibit A

PUBLIC STORAGE, INC.

CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adopted by the Board of Directors on November 7, 2002

1. The Audit Committee of the Board of Directors (the “Board”) shall consist of at least three members who shall meet the requirements Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the requirements of the New York Stock Exchange (the “NYSE”). At least one member shall be a “financial expert” as defined in the rules and regulations of the Commission and any similar requirements of the NYSE. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Audit Committee has determined that such simultaneous service would not impair the ability of that member to effectively serve on the Company’s Audit Committee.

2. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements, including assisting Board oversight of:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the outside auditor’s qualifications and independence, and

•	the performance of the Company’s internal audit function and outside auditor.

The Audit Committee shall also prepare the report that the Commission’s rules require be included in the Company’s annual proxy statement.

3. To carry out its purpose, the Audit Committee shall have the following duties and responsibilities:

Relationship With Outside Auditor

•	to retain the outside auditor, approve all audit engagement fees and terms, oversee the work of any accounting firm employed by the Company (including resolution of any disagreements between management and the outside auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, evaluate the performance of the outside auditor and, if so determined by the Audit Committee, terminate the outside auditor, it being acknowledged that the outside auditor is ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders;

•	to ensure that, as soon as practicable after the adoption of registration guidelines or rules by the Public Company Accounting Oversight Board and at all times thereafter, the Company’s outside auditor is a “registered public accounting firm” as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002;

•	to obtain and review, at least annually, a report by the outside auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one of more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess its independence) all relationships between the outside auditor and the Company;

•	to evaluate, at least annually, the outside auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the outside auditor, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the outside auditor;

•	to set hiring policies for employees or former employees of the outside auditor;

•	to approve, in advance of their performance, all audit services (which may entail providing comfort letters in connection with securities underwritings) and non-audit services (including tax services) to be provided to the Company by its outside auditor, provided that the Audit Committee shall not approve any of the following non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption:

(a) bookkeeping or other services related to the accounting records or financial statements of the Company;

(b) financial information systems design and implementation;

(c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(d) actuarial services;

(e) internal audit outsourcing services;

(f) management functions or human resources;

(g) broker or dealer, investment adviser, or investment banking services;

(h) legal services and expert services unrelated to the audit; and

(i) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible;

Financial Statements and Disclosure Matters

•	to meet with management and the outside auditor to discuss the annual financial statements and the report of the outside auditor thereon (including discussion of the matters described in SAS 61 with the outside auditor), and any significant problems or difficulties encountered in the course of the audit work, including: restrictions on the scope of activities; access to requested information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; the appropriateness of the presentation of any pro forma financial information included in any report filed with the Commission or in any public disclosure or release, and disclosures made in management’s discussion and analysis;

•	to meet and discuss with management and the outside auditor the Company’s Form 10-Q (including discussion of the matters described in SAS 61 with the outside auditor) and disclosures made in management’s discussion and analysis prior to filing and preferably prior to the public announcement of quarterly financial results;

•	to discuss generally earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	to instruct the outside auditor to report to the Audit Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting

•	principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor, and other material written communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences;

•	following such review and discussions, if so determined by the Audit Committee, to recommend to the Board that the annual financial statements be included in the Company’s Form 10-K;

•	to review and discuss major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, analyses prepared by management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

•	to review any disclosures made to the Audit Committee by the Company’s CEO and CFO as required in their certifications included in Form 10-Q and Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud that involves management or other employees who have a significant role in its internal controls;

General Oversight

•	to review and discuss guidelines and policies with respect to risk assessment and management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	to meet periodically with management, the internal auditor and the outside auditor in separate executive sessions;

•	to review and discuss with the outside auditor the responsibilities, budget and staffing of the Company’s internal audit function;

•	to conduct or authorize such inquiries into matters within the Audit Committee’s scope of its duties as the Audit Committee deems appropriate;

•	to establish a procedure for receipt, retention and treatment of any complaints received by the Company regarding its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	to perform such other functions as assigned by law, the Company’s bylaws or the Board; and

•	to make reports of its activities to the Board on a regular basis, including reporting its conclusions with respect to the independence of the outside auditor, and reviewing with the Board any issues that arise with respect to the quality or integrity of the financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the outside auditor or the performance of the internal audit function, and make such recommendations with respect to such matters as the Audit Committee may deem necessary or appropriate.

4. The members of the Audit Committee shall be appointed by the Board on recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board. A chair shall be appointed by the Board or by the Audit Committee.

5. The Audit Committee shall meet as often as deemed necessary to fulfill its responsibilities. The Audit Committee shall act by majority vote of its members. Minutes of meetings of the Audit Committee shall be kept and copies provided to the Board.

6. The Audit Committee shall meet regularly with the financial officers of the Company, the outside auditor, the internal auditor and such other officers of the Company as it deems appropriate.

7. The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the outside auditor, independent counsel and any other advisors employed by the Audit Committee.

8. The Audit Committee may delegate to a designated member or members the authority to approve, as required by Section 10A(i) of the Exchange Act, any audit and non-audit services to be provided to the Company by its outside auditor, so long as any such approvals are disclosed to the Audit Committee at its next scheduled meeting.

9. The Audit Committee shall, at least annually, evaluate its performance, review and reassess this Charter, and recommend any changes to the Board.

PROXY/INSTRUCTION CARD

PUBLIC STORAGE, INC.

701 Western Avenue

Glendale, California 91201-2349

This Proxy/Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned, a record holder of Common Stock of Public Storage, Inc. and/or a record holder of Depositary Shares (“Depositary Shares”) Each Representing 1/1,000 of a Share of Equity Stock, Series A (“Equity Stock”) of Public Storage, Inc. and/or a participant in the PS 401(k)/Profit Sharing Plan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock held of record by the undersigned on March 26, 2004, at the Annual Meeting of Shareholders to be held on May 6, 2004 (the “Annual Meeting”), and any adjournments thereof, and/or (ii) authorizes and directs EquiServe Trust Company, N. A. (the “Depositary”), through its nominee(s), to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares held of record by the undersigned on March 26, 2004, at the Annual Meeting and any adjournments thereof, and/or (iii) authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed below, all the shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on March 26, 2004, at the Annual Meeting and any adjournments thereof, and/or (iv) authorizes and directs the Trustee to instruct (in person or by proxy) the Depositary to vote or execute proxies to vote, as instructed below, all Equity Stock underlying the Depositary Shares credited to the undersigned’s account under the 401(k) Plan on March 26, 2004, at the Annual Meeting and any adjournments thereof. In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

THE PROXIES, THE DEPOSITARY AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK AND EQUITY STOCK TO WHICH THIS PROXY/INSTRUCTION CARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK, AND/OR THE DEPOSITARY WILL VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSAL 2. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMON STOCK AND/OR DEPOSITARY SHARES CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCH COMMON STOCK, AND/OR THE TRUSTEE WILL INSTRUCT THE DEPOSITARY TO VOTE THE EQUITY STOCK UNDERLYING SUCH DEPOSITARY SHARES, FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSAL 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/INSTRUCTION CARD IN THE ENCLOSED ENVELOPE TO EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 8069, EDISON, NJ 08818.

1.	Election of Directors

Nominees: B. Wayne Hughes, Ronald L. Havner, Jr., Harvey Lenkin, Robert J. Abernethy, Dann V. Angeloff, William C. Baker, John T. Evans, Uri P. Harkham, B. Wayne Hughes, Jr. and Daniel C. Staton.

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐
For all nominees except as noted above

2.	Ratification of appointment of Ernst & Young LLP, independent auditors, to audit the accounts of Public Storage, Inc. for the fiscal year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Other matters: In their discretion, the Proxies and/or the Depositary and/or the Trustee are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE

AND NOTE AT LEFT

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 6, 2004.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.

Signature:	Date:	Signature:	Date: